                                                                    EXHIBIT 99.1

     Statement of Income Data of MKS Instruments, Inc. for each of the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000, and the year ended December 31, 2000 (unaudited).

MKS and ASTeX Combined Calendar Year 2000 (unaudited)
(In thousands, except per share data)

                                                          THREE MONTHS ENDED                 YEAR
                                               -----------------------------------------    ENDED
                                               MARCH 31   JUNE 30    SEPT. 30   DEC. 31    DEC. 31
                                               --------   --------   --------   --------   --------
                                                              SEE NOTE 1

Net sales....................................  $99,689    $121,797   $128,942   $143,805   $494,233
Cost of sales................................   55,813      68,768     73,182     84,334    282,097
                                               -------    --------   --------   --------   --------
Gross profit.................................   43,876      53,029     55,760     59,471    212,136
Research and development.....................    8,196      10,171     11,244     12,003     41,614
Selling, general and administrative..........   15,723      18,213     19,092     21,260     74,288
Amortization of goodwill and acquired
  intangible assets..........................      344         707      1,687      2,217      4,955
Purchase of in-process technology............       --          --        310         --        310
                                               -------    --------   --------   --------   --------
Operating expenses...........................   24,263      29,091     32,333     35,480    121,167
                                               -------    --------   --------   --------   --------
Income from operations.......................   19,613      23,938     23,427     23,991     90,969
Interest income, net.........................      783       2,048      1,741      1,596      6,168
Other expense (income), net..................      (60)        195       (174)       148        109
                                               -------    --------   --------   --------   --------
Income before income taxes...................   20,456      25,791     25,342     25,439     97,028
Provision for income taxes...................    7,606       9,789      9,594      9,604     36,593
                                               -------    --------   --------   --------   --------
Net income...................................  $12,850    $ 16,002   $ 15,748   $ 15,835   $ 60,435
                                               =======    ========   ========   ========   ========
Net income per share - diluted...............  $  0.36    $   0.43   $   0.42   $   0.42   $   1.62
                                               =======    ========   ========   ========   ========
Weighted average shares outstanding -
  diluted....................................   35,741      37,647     37,751     37,728     37,217
Net income before amortization of intangible
  assets related to acquired businesses, net
  of income taxes............................  $13,154    $ 16,639   $ 17,045   $ 17,471   $ 64,309
                                               =======    ========   ========   ========   ========
Net income per share before amortization of
  intangible assets related to acquired
  businesses, net of income taxes -
  diluted....................................  $  0.37    $   0.44   $   0.45   $   0.46   $   1.73
                                               =======    ========   ========   ========   ========

NOTE 1 -- In this presentation, the statements of income for the MKS calendar year 2000 and the MKS calendar year 2000 quarters ending March 31, June 30, September 30, and December 31, have been combined with the statements of income for the ASTeX calendar year 2000 and the ASTeX calendar year 2000 quarters ending March 25, July 1, September 30, and December 30.